Exhibit 10.2

Angelica Letterhead

HAND DELIVERED

September 19, 2006

James R. Henderson
(Address)

Dear Jim:

As you know, it was agreed that in order to avoid possible complications under the Settlement Agreement, your retainer fees and other Director compensation will be paid in the form of cash rather than shares of Angelica stock.

In that regard, enclosed is a check, in the amount of $7,032.00, representing the cash equivalent of the initial 400 share grant which each new director receives at the time he joins the Board. This amount is based upon the market share price ($17.58) on August 30, 2006, the date your appointment to the Board became effective.

Your annual retainer fees will also be paid in cash. The basic annual retainer is presently $20,000 and is normally paid in May in the form of shares. When a Director joins the Board during the year, he receives a pro-rated portion of the annual retainer. If a Director leaves the Board within 10 months of the annual retainer date, a pro-rated portion of the retainer amount is subject to forfeiture. Since you joined the Board three months into the year, you will receive 75% of the annual retainer fee, or $15,000. As agreed, this will be paid in three equal installments at the end of November ’06, February ’07 and May ’07. Naturally, should you leave the Board prior to the next retainer date a pro-rated portion of this amount will be subject to forfeiture.

If you have any questions, please feel free to call me. Otherwise, we would ask that you sign and return the enclosed copy of this letter acknowledging receipt and acceptance of the above.

Very truly yours,

/s/ Steve Frey

RECEIVED AND ACCEPTED

/s/ James R. Henderson
James R. Henderson

Angelica Letterhead

HAND DELIVERED

September 19, 2006

John J. Quicke
(Address)

Dear John:

As you know, it was agreed that in order to avoid possible complications under the Settlement Agreement, your retainer fees and other Director compensation will be paid in the form of cash rather than shares of Angelica stock.

In that regard, enclosed is a check, in the amount of $7,032.00, representing the cash equivalent of the initial 400 share grant which each new director receives at the time he joins the Board. This amount is based upon the market share price ($17.58) on August 30, 2006, the date your appointment to the Board became effective.

Your annual retainer fees will also be paid in cash. The basic annual retainer is presently $20,000 and is normally paid in May in the form of shares. When a Director joins the Board during the year, he receives a pro-rated portion of the annual retainer. If a Director leaves the Board within 10 months of the annual retainer date, a pro-rated portion of the retainer amount is subject to forfeiture. Since you joined the Board three months into the year, you will receive 75% of the annual retainer fee, or $15,000. As agreed, this will be paid in three equal installments at the end of November ’06, February ’07 and May ’07. Naturally, should you leave the Board prior to the next retainer date a pro-rated portion of this amount will be subject to forfeiture.

If you have any questions, please feel free to call me. Otherwise, we would ask that you sign and return the enclosed copy of this letter acknowledging receipt and acceptance of the above.

Very truly yours,

/s/ Steve Frey

RECEIVED AND ACCEPTED

/s/ John J. Quicke
John J. Quicke